Exhibit 99.1

Dear Friends and Shareholders,

This coming week is the hugely important MIPCOM television market in Cannes. It is a global supermarket of TV shows, where we introduce our children’s animated programs to the international broadcast and digital community. We are very excited about introducing both RAINBOW RANGERS and LLAMA LLAMA, both of which have been highly anticipated. Rainbow Rangers is, of course, sold to NICKELODEON in the U.S., and with Mattel Toys as a global toy licensee. Llama Llama, based on the best selling kids books, is being produced for NETFLIX, and features Jennifer Garner as the voice of “Mama Llama.”

I’m very excited to share with you a sneak peek of these two tiffany programs!!!

Rainbow Rangers Teaser Trailer (link)

Llama Llama Main Title (link)

On a related note of excitement, I began buying stock in our company this week on the open market, as you may have noticed from the SEC Form 4 filings over the past several days. I believe the company is undervalued. Enjoy the trailers below, and I think when seeing them you will agree!!

Sincerely,

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

Rainbow Rangers Teaser Trailer (link)

Llama Llama Main Title (link)